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                                                                   EXHIBIT 10.44

                                                                  EXECUTION COPY

                           SECOND AMENDED AND RESTATED
                        COMMODITIES REPURCHASE AGREEMENT

This SECOND AMENDED and RESTATED COMMODITIES REPURCHASE AGREEMENT (this "Agreement"), dated as of February 11, 2003, by and among (1) EOTT Energy Operating Limited Partnership (the "Client"), a limited partnership organized under the laws of Delaware, (2) Standard Chartered Trade Services Corporation ("SCTSC"), a company organized under the laws of the State of Delaware, and (3) STANDARD CHARTERED BANK, as collateral agent for SCTSC (the "Collateral Agent"), hereby modifying that certain Amended and Restated Commodities Repurchase Agreement, dated as of October 18, 2002, by and among Client, SCTSC and the Collateral Agent (the "Prior Agreement").

WHEREAS, pursuant to the Prior Agreement, SCTSC has entered into a purchase and sale transaction with Client (such transaction, including as amended by this Agreement as the context shall require, is referred to herein as the "Transaction"), whereby SCTSC has (a) purchased from Client 2,764,117 barrels of crude oil constituting Client's line fill (the "Original Commodities") on October 18, 2002, and (b) agreed to sell the Original Commodities to Client on the Repurchase Date (as defined therein) on a spot basis as set forth in Section 1 to the Prior Agreement;

WHEREAS, each of Client and SCTSC wishes to (a) continue the Prior Agreement by extending the Repurchase Date (as defined in the Prior Agreement), (b) adjust the number of barrels of crude oil that SCTSC has purchased from Client to a number mutually agreed to by Client and SCTSC two Business Days (as defined below) prior to the Effective Date (as defined below) (the "Adjusted Barrel Amount"), and (c) amend certain other provisions of the Prior Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, Client and SCTSC do hereby agree as follows:

1. Definitions. Capitalized terms used and not defined herein have the meanings given to them in the Letter of Credit Agreement, dated as of the date hereof, among Client, EOTT Energy Canada Limited Partnership ("EOTT Canada"), EOTT Energy Liquids, L.P. ("EOTT Liquids"), EOTT Energy Pipeline Limited Partnership ("EOTT Pipeline"), EOTT Energy LLC ("EOTT LLC"), EOTT Energy General Partner, L.L.C. ("EOTT GP"), Standard Chartered Bank, as Collateral Agent, LC Agent, and LC Issuer, and the other banks and financial institutions party thereto from time to time (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Letter of Credit Agreement").

2.       General Terms.

         a) Pursuant to the Prior Agreement, the following steps have been taken for the Transaction:

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                  (i)      Client has contacted SCTSC either by telephone or by
                           facsimile in the manner set forth in Section 7 below, informing SCTSC of Client's desire to enter into the Transaction and indicating: (x) the date on which Client proposed that SCTSC pay the Purchase Price (as defined below) to Client and on which the Commodities were to be delivered to SCTSC (the "Value Date"), and
                           (y) if applicable, the location and account number of the hedge account opened by Client for the Commodities ("Hedge Account").

                  (ii) SCTSC then sent to Client a Transaction Confirmation (as defined in the Prior Agreement) and Client sent to SCTSC on the same day a Confirmation of Acceptance (as defined in the Prior Agreement).

                  (iii) On the Value Date, SCTSC purchased from Client the Original Commodities at $75,000,000 (the "Purchase Price").

                  (iv) Delivery of the Original Commodities was made by Client on the Value Date by a delivery method and documentation that was acceptable to SCTSC, including, without limitation, holding certificates substantially in the form attached hereto as Exhibit
                           B. It was agreed that such documentation acceptable to SCTSC shall be held by SCTSC at all times until the Repurchase Date.

                  (v) Immediately upon delivery of the Original Commodities in accordance with clause (iv) above, SCTSC paid the Purchase Price to Client, and title to the Original Commodities passed immediately to SCTSC.

         b) The following general terms shall apply to the Transaction (as amended hereby):

                  (i) All amounts paid by SCTSC to Client or by Client to SCTSC under the Prior Agreement shall be deemed to have been paid pursuant to this Agreement, and all amounts owing by Client to SCTSC or by SCTSC to Client under the Prior Agreement shall be deemed to be (without duplication) amounts owing under this Agreement.

                  (ii) The number of barrels of crude oil that SCTSC has purchased from Client shall be adjusted to the Adjusted Barrel Amount (such number of barrels of crude oil being referred to herein as the "Commodities"), and title to the portion of the Original Commodities so adjusted (if reduced) shall immediately pass to Client.

                  (iii) The total price for the Commodities under this Agreement shall be deemed to be the same as the Purchase Price.

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                  (iv)     The date on which Client proposed to pay SCTSC the
                           Repurchase Price (as defined below) for the repurchase from SCTSC by Client of the Commodities (the "Repurchase Date") shall be extended to the date which is six (6) calendar months after the Effective Date (the "Initial Maturity Date"), unless further extended pursuant to Section 10; provided, that (i) Client shall have the option (but not the obligation) to repurchase all the Commodities from SCTSC on a date prior to the Repurchase Date (the "Optional Prepayment Date"), subject to Section 13(b) and (ii) Client shall have the obligation to repurchase all or a portion of the Commodities from SCTSC on a date prior to the Repurchase Date (the "Mandatory Prepayment Date") in accordance with Section 4.

                  (v) Client shall pay (or shall have previously paid) to SCTSC an amount equal to the interest that would accrue on the Purchase Price as if the Transaction were deemed to be a loan, at a rate (the "Interest Rate") equal to LIBOR (as defined in Schedule B attached hereto) for one-month periods beginning on the date hereof (the "Interest Period") plus the Applicable Margin (as defined below), payable in arrears on the first day of each month (each, a "Monthly Payment Date") and the Mandatory Prepayment Date, from the Value Date until the Repurchase Date, or if earlier, the Optional Prepayment Date. Interest accrued on the Purchase Price or other monetary obligations after the date such amount is due and payable (whether on the Repurchase Date, the Mandatory Prepayment Date, upon acceleration or otherwise) shall be payable upon demand. As used herein, "Applicable Margin" shall mean, if the Repurchase Date is on the Initial Maturity Date, three percent (3.0%) per annum, and if the Repurchase Date is extended pursuant to Section 10, seven percent (7.0%) per annum.

                  (vi) The price at which Client will repurchase the Commodities from SCTSC on the Repurchase Date (the "Repurchase Price") shall be equal to the Purchase Price. SCTSC will deliver an invoice to Client prior to the Repurchase Date setting forth the Repurchase Price and all other amounts due and owing to SCTSC hereunder which are payable on the Repurchase Date. If Client shall fail to pay the Repurchase Price or any other amount payable by Client hereunder when due, Client shall pay to SCTSC interest on the outstanding unpaid amount at a rate per annum equal to the rate of interest established from time to time by Standard Chartered Bank in New York City as its Reference Rate (as defined below) plus, (i) if the Repurchase Date is on the Initial Maturity Date, five percent (5.0%) per annum and (ii) if the Repurchase Date is extended pursuant to Section 10, nine percent (9.0%) per annum. As used herein, "Reference Rate" shall mean the rate publicly announced

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                           from time to time by Standard Chartered Bank, New
                           York Branch as its Reference Rate.

                  (vii) Client shall pay a handling fee equal to a flat fee of US$500.00 with respect to SCTSC's invoice in respect of the Transaction, payable upon receipt of such invoice.

         c) SCTSC shall send to Client a facsimile (the "Transaction Confirmation") in substantially the form of Exhibit A to this Agreement confirming the terms of the Transaction (as amended by this Agreement), and Client shall send to SCTSC on the same Business Day a facsimile of the Transaction Confirmation executed by Client (the "Confirmation of Acceptance"). The Confirmation of Acceptance is binding on Client to the same extent as a manually signed Confirmation of Acceptance. It is understood and agreed that a binding agreement relating to the Transaction (as amended by this Agreement) shall exist between Client and SCTSC only upon the completion of all steps contemplated by this Section 2. As used herein, "Business Day" shall mean a day on which SCTSC and commercial banks are open for business in New York, New York.

         d) Client shall pay the Repurchase Price to SCTSC on the Repurchase Date in the manner set forth in Section 5 and, subject to SCTSC's receipt of such Repurchase Price and all other amounts due and owing to SCTSC hereunder, SCTSC shall deliver to Client on such date the evidences of delivery of the Commodities SCTSC received from Client pursuant to Section 2(c) above, and title to the Commodities shall pass to Client immediately upon such payment and delivery. Client's obligation to pay the Repurchase Price and all other amounts due and owing to SCTSC hereunder on the Repurchase Date shall be absolute and unconditional and shall not be subject to any claim, defense, set-off or other reduction, notwithstanding any loss or damage to, defect in or non-existence of any Commodity or any other event or circumstance whether or not similar to the foregoing.

3. Reduction of Maximum Commitment. The Maximum Commitment shall be reduced as follows:

         a) if Client elects to repurchase all the Commodities prior to the Repurchase Date, on the Optional Prepayment Date, the Maximum Commitment shall automatically and permanently be reduced to zero;

         b) if Client is obligated to repurchase all or a portion of the Commodities prior to the Repurchase Date in accordance with
                  Section 4, on the Mandatory Prepayment Date, the Maximum Commitment shall automatically and permanently be reduced by an amount equal to the amount of such repurchase; and

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         c)       if Client fails to either (i) maintain a hedge contract (the
                  "Hedge Contract") at a price and an amount and otherwise in form and substance satisfactory to SCTSC from a counterparty acceptable to SCTSC or (ii) secure the Repurchase Price with one or more letters of credit issued by a bank acceptable to SCTSC, at a stated amount satisfactory to SCTSC, naming SCTSC as the beneficiary and otherwise in form and substance satisfactory to SCTSC (the "Letters of Credit"), the Maximum Commitment shall be reduced to an amount acceptable to SCTSC.

4.       Mandatory Prepayment, Etc.

         a) If at any time the Purchase Price exceeds the Maximum Commitment (whether due to a reduction in the Maximum Commitment in accordance with this Agreement, or otherwise), Client shall pay to SCTSC an amount at least equal to such excess; and

         b) If at any time any Designated Assets are sold, Client shall, in accordance with the Intercreditor Agreement, cause all the proceeds of such sale (net of costs of sale) (the "Net Sale Proceeds") be paid to the Collateral Agent for deposit in the Debt Service Payment Account (as defined in the Intercreditor Agreement). Upon receipt, the Collateral Agent shall, on behalf of Client, make a mandatory prepayment of the amounts owing by Client to SCTSC under this Agreement in accordance with the Intercreditor Agreement.

         c) With respect to the Commodities repurchased by Client pursuant to Section 4(b), title to such repurchased Commodities shall pass to Client immediately upon such delivery.

5. On each date on which any amounts fall due for payment from either SCTSC or Client under this Agreement for the Transaction, the party required to make such payment shall do so where such amount is denominated in United States Dollars ("Dollars") by payment in Dollars and in immediately available funds to such account in the United States of the other party as may be specified by it in the Transaction Confirmation.

6. All payments to be made hereunder by Client shall be made free and clear of and without deduction for any set-off or counterclaim and without deduction for or on account of any present or future taxes including but not limited to duties, levies, sales or value added taxes, and imposts now or hereafter imposed. If Client is required by law to make any deduction or withholding from any sum payable hereunder, the sum payable, in respect of which such deduction or withholding is required to be made, shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding (including, without limitation, deduction or withholding on account of additional sums payable under this Section), SCTSC receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which would have been received and so retained had no such deduction or withholding been made.

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7.       All facsimile communications arising as a consequence of this Agreement shall be sent (a) if to SCTSC, at facsimile number (212) 667-0118 and
         (b) if to Client, at facsimile number (713) 993-5841 or, in either case, to such other facsimile number as SCTSC advises to Client or as the case may be, Client advises SCTSC from time to time in writing.

8. This Agreement shall be deemed to be effective only upon satisfaction of each of the following conditions precedent to SCTSC's satisfaction, in each case on or prior to March 31, 2003 (the date on which all of such conditions precedent have been satisfied shall be the "Effective Date"):

         a) SCTSC shall have received duly executed counterpart signature pages to this Agreement.

         b) Client shall have paid SCTSC a non-refundable extension fee in an amount equal to one percent (1.0%) multiplied by (a) $75,000,000 and (b) a ratio (i) the numerator of which is the number of days measured from the Effective Date until the date immediately prior to the Initial Maturity Date and (ii) the denominator of which is 365 days.

         c) All conditions precedent to Extensions of Credit in the Letter of Credit Agreement (as defined below) (other than the effectiveness of this Agreement) are satisfied or waived by the LC Agent.

         d) Client shall have delivered to SCTSC, in form and substance satisfactory to SCTSC, to the extent requested, all the documents required to be delivered to the LC Agent under
                  Section 2(f) of the Letter of Credit Agreement, unless waived by the LC Agent.

         e)       No Event of Default exists and is continuing.

9. This Agreement shall terminate on the earliest of to occur of the following (the "Termination Date"): (i) at the sole discretion of Client, immediately upon written notice given by Client to SCTSC and repurchase of the Commodities pursuant to Section 2(c), or (ii) on the Repurchase Date or (iii) as provided in Section 11 below; provided, however, that no such termination shall affect or nullify the rights and obligations of the parties hereto with respect to the Transaction that has been concluded or under which amounts may still be owing. Notwithstanding any termination, the terms of this Agreement shall continue to apply to the completion of the Transaction until such time that all amounts owing under the Transaction shall have been duly paid or otherwise discharged as contemplated by this Agreement.

10. On any date which is four Business Days prior to the Initial Maturity Date, at the option of Client and upon written notice to SCTSC, Client may extend the Repurchase Date from the Initial Maturity Date until a date no later than the earlier of (a) twelve (12) calendar months after the Initial Maturity Date and (b) August 30, 2004, upon payment to SCTSC of a non-refundable extension fee in

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         an amount equal to one percent (1.0%) multiplied by the Maximum
         Commitment as of the Initial Maturity Date.

11.      In the event that:

         a) any representation, warranty or statement made in writing by Client (or any of its officers, partners or members) in this Agreement or any certificate or document delivered under this Agreement shall have been incorrect or untrue in any respect when made or repeated; or

         b) Client shall fail to perform any covenant or agreement contained herein or any of Client's obligations under the Transaction effected under this Agreement; or

         c) any event or condition shall occur which, in the opinion of SCTSC, constitutes a material adverse change in the financial position of Client, or which causes SCTSC to believe that the ability of Client to perform its obligations under this Agreement, the Transaction Confirmation or any other agreement delivered in connection with the Transaction has been significantly impaired, provided that such event or condition shall be continuing for fifteen days after SCTSC notifies Client thereof and during such fifteen-day period Client fails to cure such event or condition or deliver collateral security for Client's obligations hereunder which shall be in a form and with a value satisfactory to SCTSC in all respects and subject to documentation required by SCTSC to grant to the Collateral Agent, acting on behalf of SCTSC in accordance with the Intercreditor Agreement, a first priority perfected security interest therein; or

         d) an "Event of Default" shall have occurred under and as defined in the Letter of Credit Agreement (any of the foregoing shall hereinafter be known as an "Event of Default"),

         SCTSC shall have the right (in addition to any other right or remedy SCTSC may have at law, in equity under this Agreement, and subject to the terms of the Intercreditor Agreement) to:

                  (w) accelerate the Repurchase Date and all other obligations of Client hereunder to the date such right is exercised,

                  (x) sell without notice to Client or any third party (except as required by law) any Commodity held by SCTSC,

                  (y) apply any amounts received therefor against the amounts owed by Client to SCTSC under the Transaction and all other obligations of Client hereunder (provided, that SCTSC may retain any balance of such amounts until the Termination Date, and at any time prior thereto, may apply such balance to cover any amounts due and owing to SCTSC under the Receivables Purchase

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         Agreement, and upon the Termination Date, SCTSC shall promptly remit to the Collateral Agent any remaining balance), and

                  (z) terminate this Agreement, as to all the foregoing, without protest, presentment, demand or other formality, all of which are expressly waived by Client.

         The Client shall remain liable to SCTSC for any amount still owed to SCTSC under the Transaction and all other obligations of Client hereunder after the sale of all Commodities held by SCTSC together with interest thereon at the rate provided in Section 2(b)(iv).

12. Client understands and agrees that Client is obligated to repurchase at the Repurchase Price from SCTSC on the Repurchase Date any Commodity that is the subject of the Transaction effected under this Agreement irrespective of any loss, damage, theft or destruction whatsoever which may occur with respect to such Commodity during the time the Transaction is outstanding or any other event or circumstance. In addition, if any claim is asserted against any Commodity by any third party, including any governmental authority, Client agrees that Client is nonetheless obligated to repurchase such Commodity from SCTSC on the Repurchase Date. Any risk of loss whatsoever with respect to any Commodity that is the subject of the Transaction that is effected under this Agreement is retained by Client.

13.      Client agrees to indemnify and hold SCTSC harmless from and against:

         a) all expenses and costs reasonably incurred by SCTSC and all claims, liabilities and losses (including, but not limited to legal fees reasonably incurred by SCTSC, sales or value added taxes, duties and levies, excise and other taxes (other than taxes imposed on the net income of SCTSC or franchise taxes by
                  (i) the United States of America or (ii) the State of New York or any taxing authority thereof or therein)),

         b) all costs and expenses reasonably incurred by SCTSC as a result of any payment of the Repurchase Price on a date other than the scheduled Repurchase Date or failure by SCTSC to deliver a Commodity on the Value Date including, without limitation, all cost or expense suffered by SCTSC in liquidating LIBOR or other deposits or compensating any funding bank therefor, and

         c) all increases in costs or reductions in amounts receivable by SCTSC as a result of any change in or adoption of any law, rule, regulation or guideline (whether or not having the force of law) after the date hereof, incurred or suffered by SCTSC as a result of or arising from the Transaction, SCTSC's ownership or control or possession of any Commodity, Client's breach of any representation or warranties contained herein or Client's failure to comply with any of the terms or conditions contained in this Agreement except to the

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         extent arising from the willful misconduct or gross negligence of
         SCTSC. Such agreement to indemnify shall extend to and apply to SCTSC's officers, directors, shareholders, employees and agents and shall survive termination of this Agreement and payment of Client's obligations hereunder.

14. Client shall continue to be responsible for all Commodities in all respects including, but not limited to, arranging storage, maintenance, shipment and other handling and treatment of all Commodities, and SCTSC shall have no responsibility or right to participate in any of the foregoing except in the event SCTSC purchases any Commodity after the occurrence of an Event of Default or does any of the foregoing in connection with its exercise of any rights or remedies under Section 11.

15. Client may not, without the consent of SCTSC, assign or delegate any of its respective rights or obligations under this Agreement. Provided that no Default or Event of Default shall have occurred and be continuing, so long as the aggregate credit exposure of Standard Chartered and SCTSC under the Credit Agreement and the Purchase Agreements is reduced to $200,000,000 or less, SCTSC (and its assigns) may, with the consent of Client (which consent shall not be unreasonably withheld or delayed), assign any or all of its rights and obligations under this Agreement to any Eligible Assignee. Otherwise, upon consultation with EOTT OLP, SCTSC (and its assigns) may assign any or all of its rights and obligations under this Agreement to any Eligible Assignee. As used herein, "Eligible Assignee" shall mean any commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund investment company, investment fund, financial institution, or other institutional lender (whether a corporation, partnership or other entity) acceptable to SCTSC. The parties hereto agree that this Agreement shall inure to the benefit of any successor to such parties.

16. SCTSC hereby represents and warrants that (i) it has the capacity, and has taken all necessary action (corporate and otherwise) to enable it to enter into and perform its obligations under this Agreement, and
         (ii) upon execution of this Agreement by or on behalf of SCTSC, this Agreement constitutes its legal, valid and binding obligation of such party.

17. So long as the Transaction remains outstanding, Client represents, warrants and covenants as follows:

         a) to the best of Client's knowledge, there is no financing statement, as such term is defined by the Uniform Commercial Code as in effect in the State of New York, now on file in any public office covering any Commodity, nor is there any lien, security interest or encumbrance on any such Commodity, except for liens in favor of the Collateral Agent as provided in the Intercreditor Agreement and the other Security Documents;

         b) other than as set forth in Section [5(t)] of the Disclosure Schedule, there are no proceedings pending or threatened before any court, arbitrator or

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                  governmental or administrative authority, instrumentality or agency that, in any one case or in the aggregate, if adversely determined, would materially adversely affect the financial condition or operations of Client or result in cost, liability or expense in excess of $ 2,500,000.00;

         c) Client is a limited partnership duly organized under the laws of the state of Delaware, has all necessary power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, without limitation or restriction, and has taken all necessary action to authorize, execute, deliver and perform this Agreement and the Transaction Confirmation;

         d) each of this Agreement and the Transaction Confirmation shall constitute a valid and binding legal obligation of Client, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

         e) the execution, delivery and performance of this Agreement in accordance with its terms do not and will not violate or conflict, result in a breach of, or constitute a default under, any contract to which Client is a party or by which it or any of its properties may be bound;

         f) immediately prior to the effectiveness of the Transaction, Client is the owner of all Commodities, free from any adverse claim, option, warrant, lien or any other right, title or interest of any party other than SCTSC and the Collateral Agent, subject to the Intercreditor Agreement (as defined in the Prior Agreement);

         g) from the Purchase Date until the earlier of (i) the Repurchase Date, (ii) the Optional Prepayment Date, or (iii) the Mandatory Prepayment Date, Client will maintain at least a number of barrels of crude oil constituting its line fill equal to the Adjusted Barrel Amount;

         h) Client has full power and lawful authority on the Value Date to convey, sell, and transfer to SCTSC title to all Commodities and to grant to the Collateral Agent, acting on behalf of SCTSC in accordance with the Intercreditor Agreement, a valid security interest therein as herein provided, and no consent, license, or approval of any person or entity (including, but not limited to, any governmental authority or agency) is required in connection therewith or for SCTSC's ownership, purchase or sale of any Commodity;

         i) Client has no place of business, offices where books of accounts and records are kept, or places where the Commodities are used, stored or located, except as set forth in Schedule A annexed hereto, and Client will notify SCTSC prior to any change in the foregoing representation;

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         j)       Client shall at all times maintain its records as to the
                  Commodities at its chief place of business at the address referred to on Schedule A and at none other, except Client may transfer such records to an off-site facility in accordance with Client's internal policies relating to storage of documents;

         k) Client will not store, use or locate any of the Commodities at any place other than as listed in Schedule A annexed hereto, except upon prior written notice to SCTSC;

         l) Client currently uses no business or trade names, except as set forth on Schedule A annexed hereto, and covenants that it will promptly notify SCTSC, in sufficient detail, of any changes in, additions to, or deletions from the business or trade names used by Client;

         m) Client agrees to pay and perform all of its obligations under this Agreement according to their terms and to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the operation of its business, provided that Client may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in SCTSC's opinion, adversely affect SCTSC's rights in the Commodities;

         n) all Commodities hereunder will have been acquired by Client from non-affiliated third parties in the ordinary course of business; and

         o) Client agrees, with respect to any Commodities, unless otherwise consented to by SCTSC in writing:

                  (i) not to sell, offer to sell, exchange, assign, loan, deliver, mortgage or otherwise dispose of any of the Commodities, including but not limited to sales in the ordinary course of its business;

                  (ii) to immediately deliver to SCTSC or SCTSC's agent all documents, instruments or other writings representing any of the Commodities or any rights thereto;

                  (iii) to pay and perform all of the obligations under this Agreement according to their terms;

                  (iv) to keep all Commodities free and clear of any liens, security interests, encumbrances, taxes and assessments of any kind, except for liens in favor of the Collateral Agent as provided the Intercreditor Agreement and the other Security Documents;

                  (v) to advise SCTSC promptly, in sufficient detail, of any substantial change in the Commodities, and of the occurrence of any event which would have a material effect on the value of the Commodities or on SCTSC's interest therein; and

                  (vi) to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Commodities or any part thereof or to the operation of its business, provided that Client may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in SCTSC's opinion, adversely affect SCTSC's rights in the Commodities.

         p) Client shall deliver to SCTSC (and its assigns) from time to time promptly upon request, all the information, documents, reports or notices required to be delivered to the LC Agent or any LC Participant under clauses (d), (e) and (f) of Section 6 of the Letter of Credit Agreement.

18. In respect of this Agreement and the Transaction hereunder, each party hereto acknowledges and confirms that:

         a) The purchase by SCTSC of the Commodities from Client as contemplated herein is a "forward contract" and each party is a "forward contract merchant" as those terms are defined in the U.S. Bankruptcy Code; and

         b) All payments made in connection with this Agreement and the Transaction hereunder constitute "settlement payments" as that term is defined in the U.S. Bankruptcy Code.

19. Although the parties intend that the Transaction hereunder be a purchase and sale and not a loan, in the event the Transaction is deemed to be a loan or financing, Client shall be deemed to have pledged and hereby pledges, assigns and grants to the Collateral Agent, acting on behalf of SCTSC in accordance with the Intercreditor Agreement, as security for the performance by Client of all of Client's obligations to SCTSC, whether now existing or hereafter arising, direct or indirect, due or to become due, matured or unmatured, or absolute or contingent, a first priority security interest in and lien on all of the Commodities with respect to the Transaction hereunder, any Hedge Contracts and all of the documents of title delivered to SCTSC pursuant to this Agreement and all proceeds thereof, and this Agreement shall constitute a valid and binding security agreement under applicable law. The Collateral Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York and other applicable law with respect to such security interest, except as provided in the Intercreditor Agreement.

20. Notwithstanding anything to the contrary contained herein or the Transaction Confirmation, SCTSC's only obligation to Client is to deliver, against payment, the documents with respect to Commodities, which SCTSC purchased or received from Client pursuant to this Agreement and the Transaction Confirmation or the equivalent thereof. ALL WARRANTIES BY SCTSC, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS, ARE EXCLUDED.

21. Client shall reimburse SCTSC, promptly upon demand, for all costs and expenses incurred by SCTSC, including, without limitation, legal fees and disbursements, in connection with or arising from the execution, delivery, administration, amendment, modification or enforcement of this Agreement, including, without limitation, legal fees and disbursements arising from the defense of any claim, counterclaim or proceeding asserted or commenced by Client against SCTSC or the Collateral Agent.

22. THIS AGREEMENT AND THE TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

23. CLIENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF NEW YORK STATE OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, WHETHER TRIAL OR APPELLATE, IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, AND CLIENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT AND CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION OR CLAIM THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME. CLIENT HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY JURISDICTION. CLIENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE ACTIONS OF SCTSC IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SCTSC TO ENTER INTO THIS AGREEMENT.

24.      a)       No express or implied waiver of any Event of Default by SCTSC shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by SCTSC shall constitute a waiver of SCTSC's right to exercise any other remedy hereunder. No modification or waiver of any provisions of this Agreement and no consent by SCTSC to a departure from the terms hereof shall be effective unless and until such shall be in writing and duly executed by SCTSC. Without limitation of any of the foregoing, the failure on any occasion to exercise any remedy or to give any notice pursuant to any provisions hereof shall not constitute a waiver of the right to exercise such remedy or give such notice on any other occasion.

         b) Each and every right granted to SCTSC or the Collateral Agent, acting on behalf of SCTSC in accordance with the Intercreditor Agreement, hereunder or in connection herewith, or allowed to it by law or equity, shall be cumulative and may be exercised from time to time.

         c) The due payment and performance of Client's obligations under this Agreement shall be without regard to any counterclaim, right of offset or any other claim whatsoever which Client may have against SCTSC, and no such counterclaim, right of offset or other claims shall be asserted by Client in any action or proceeding instituted by SCTSC for payment or performance of such obligations of Client.

         d) At any time and from time to time, upon the request of SCTSC, Client shall execute and deliver or cause to be executed and delivered such further documents and instruments as SCTSC may request in order to fully effect the purpose of this Agreement and the Transaction Confirmation.

         e) All representations, warranties and agreements made herein shall survive the delivery of this Agreement and the Transaction Confirmation.

         f) Any provision of this Agreement which is prohibited or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Client hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

25. Amendment and Restatement. This Agreement amends and restates the Prior Agreement in its entirety, and nothing in this Agreement shall be deemed to constitute a novation of the Prior Agreement.

                            [Signature pages follow.]

IN WITNESS WHEREOF, Client, SCTSC and the Collateral Agent have each caused this Agreement to be executed by a duly authorized officer(s) as of the date first written above.

EOTT ENERGY OPERATING LIMITED
PARTNERSHIP

By: EOTT ENERGY GENERAL PARTNER, L.L.C., its General Partner

By:________________________________
Name:  H. Keith Kaelber
Title: Executive Vice President and Chief Financial Officer

STANDARD CHARTERED TRADE
SERVICES CORPORATION

By: ______________________________
Name: ____________________________
Title: ___________________________

By: ______________________________
Name: ____________________________
Title: ___________________________

STANDARD CHARTERED BANK, as Collateral Agent

By: _______________________________
Name:  Neil McCauley
Title: Senior Vice President

                    EXHIBIT A TO SECOND AMENDED AND RESTATED
                        COMMODITIES REPURCHASE AGREEMENT

                            TRANSACTION CONFIRMATION

TO:               EOTT Energy Operating Limited Partnership ("Client")

ATTN:             [____________]

FROM:             Standard Chartered Trade Services Corporation ("SCTSC")

DATE:             [____________]

Re: Second Amended and Restated Commodities Repurchase Agreement (the
    "Agreement") dated February 11, 2003

Dear Sirs,

Reference is made to that certain Second Amended and Restated Commodities Repurchase Agreement dated February 11, 2003 (as amended, modified or supplemented from time to time, the "Agreement") among EOTT Energy Operating Limited Partnership, SCTSC and Standard Chartered Bank. This confirmation is delivered pursuant to Section 2(c) of the Agreement and shall be deemed to be a part of the Agreement. All provisions contained in the Agreement govern this Confirmation, except as expressly provided below.

The terms of the particular Transaction to which this Confirmation relates are as follows:

- Commodity Type and Location(s): Crude oil, various locations (see monthly inventory report attached hereto)

-    Amount of Commodity: [_______] barrels

-    Total purchase price payable by SCTSC: $75,000,000

-    Value Date: October 18, 2002

- Repurchase Date: Initial Maturity Date (unless extended pursuant to Section 10 of the Agreement)

-    Hedge Account details: [____________]

-    Repurchase Price: $75,000,000

-    Interest Rate: 1-month LIBOR

                                   Exhibit A-1

-    Account for payments to SCTSC:                SCTSC's A/C #3582-088476-001
                                                   at Standard Chartered Bank,
                                                   One Madison Avenue
                                                   New York, New York 10010-3603

                                   Exhibit A-2

Please confirm that the foregoing terms set forth our agreement by executing a copy of this Confirmation below and returning it to us by facsimile.

Very Truly Yours,

STANDARD CHARTERED TRADE SERVICES CORPORATION

By:______________________
   Name:
   Title:

By:______________________
   Name:
   Title:

Confirmed on the date first written above:

EOTT ENERGY OPERATING LIMITED PARTNERSHIP

By:  EOTT Energy General Partner, L.L.C., its general partner

By: _____________________________________
    Name:        H. Keith Kaelber
    Title:       Executive Vice President and Chief Financial Officer

                                   Exhibit A-3

                    EXHIBIT B TO SECOND AMENDED AND RESTATED
                        COMMODITIES REPURCHASE AGREEMENT

                           FORM OF HOLDING CERTIFICATE

[LETTERHEAD OF ISSUER]

HOLDING CERTIFICATE

Date  _____________________

Standard Chartered Trade Services Corporation
One Madison Avenue
New York, New York 10010-3603
Attn: John McArthur
AVP Trade Operations

Dear Sirs,

This document is a negotiable document of title under the Uniform Commercial Code. This document evidence that the goods covered hereby shall be delivered to the order of Standard Chartered Trade Services Corporation or its endorsees or assigns.

As of this date, the undersigned, (Issuer) , holds the following material to your order.

QUANTITY                   DESCRIPTION OF GOODS               LOCATION

This quantity of material will not be released or delivered to any other person except on your written instructions. This document evidences that the holder is entitled to receive, hold and dispose of this document and the goods it covers. The undersigned is a bailee of the goods covered by this document.

Sincerely,

[ISSUER]

By: ____________________

Name: __________________

Title: _________________

                                   Exhibit B-1

                                                                      SCHEDULE A

                      INFORMATION TO BE PROVIDED BY CLIENT

-    Client's place of business (chief executive office):

     2000 W. Sam Houston Parkway S., Suite 400
     Houston, TX 77042

- Offices where Client books of accounts and records are kept (other than off-site locations used for storage of documents):

     Same as chief executive office.

-    Places where Commodities are used, stored or located:

     See monthly inventory report attached hereto.

-    Client's business or trade name(s):

     EOTT Energy
     EOTT Energy Operating Limited Partnership

                                   Sched. A-1

                                                                      SCHEDULE B

                               DEFINITION OF LIBOR

         "LIBOR" means, as applicable to any loan and with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/32 of 1%) as determined on the basis of offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period and an amount comparable to such loan which appears on Telerate Page 3750 (or any successor page) as of 11:00 a.m. London time on the day that is two Business Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate system on any applicable interest determination date, LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to such Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time), on the date that is two Business Days prior to the beginning of such Interest Period; and provided further, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/1000 of 1%). If both the Telerate and Reuters system are unavailable, then LIBOR for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding the first day of such LIBOR Loan as selected by SCTSC. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Business Days preceding the first day of such LIBOR Loan. In the event that SCTSC is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to such LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of any Lender, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1, minus the Reserve Percentage. "Reserve Percentage" means the maximum aggregate reserve requirement (including all basic, supplemental, marginal, special, emergency and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D. Without limiting the effect of the foregoing, the Reserve Percentage shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities that includes deposits by reference to which LIBOR is to be determined or (ii) any category of extensions of credit or other assets that include LIBOR Loans. The interest rate for any loan that bears interest at a rate based upon LIBOR shall change whenever the Reserve Percentage changes.

                                   Sched. B-1